Exhibit 23.1

Kpmg

KPMG LLP
Chartered Accountants                            Telephone (416) 228-7000
Yonge Corporation Centre                         Telefax (416) 228-7123
20 Yonge Street, Suite 500                       www.kpmg.ca
North York, ON M2P 2B8


                              Accountants' Consent

The Board of Directors
AT&T Canada Inc.

     We consent to the use of our report dated January 29, 2001 with respect to the consolidated balance sheets of AT&T Canada Inc. as at December 31, 2000 and 1999 and the related consolidated statements of operations and deficit and cash flows for each of the years in the three year period ended December 31, 2000, which report is incorporated by reference in the Form S-8 registration statement filed on the date hereof by AT&T Canada Inc., with the Securities and Exchange Commission, and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in such registration statement.

/s/KPMG LLP
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Chartered Accountants
Toronto, Canada
May 4, 2001